UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. _)

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NUZEE, INC.
(Name of Registrant as Specified In Its Charter)

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NUZEE, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 17, 2022

To the Stockholders of NuZee, Inc.:

You are cordially invited to virtually attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of NuZee, Inc., a Nevada corporation (the “Company”), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/NUZE2022, on March 17, 2022 at 5:00 p.m., Eastern Time, in order to:

1.	Elect six directors for a term of one year or until their respective successors have been duly elected and qualified;

2.	Hold a non-binding advisory vote on the compensation paid to our named executive officers;

3.	Ratify the appointment of MaloneBailey LLP, as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022; and

4.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The board of directors of the Company (the “Board”) has fixed the close of business on January 19, 2022 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponements thereof. Please review in detail the proxy statement for a more complete statement of matters to be considered at the Annual Meeting.

The Annual Meeting will be held entirely online in a virtual meeting format only, with no physical in-person meeting, to allow greater participation. Stockholders attending the Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate in the Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/NUZE2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

Your vote is very important to us regardless of the number of shares you own. Whether or not you are able to virtually attend the Annual Meeting, please read the proxy statement and promptly vote your proxy via the internet, by telephone or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy card in order to assure representation of your shares at the Annual Meeting. Granting a proxy will not limit your right to vote if you wish to virtually attend the Annual Meeting and vote online during the Annual Meeting.

By order of the Board of Directors,

/s/ Patrick Shearer
Patrick Shearer
Chief Financial Officer

Plano, Texas

January 27, 2022

You are cordially invited to virtually attend the Annual Meeting. Whether or not you expect to virtually attend the Annual Meeting, PLEASE VOTE YOUR SHARES IN ADVANCE. You may vote your shares in advance of the Annual Meeting via the internet, by telephone or, by mailing the completed proxy card. Voting instructions are printed on your proxy card.

If you were a stockholder of record as of January 19, 2022, you may vote online during the Annual Meeting. If, on January 19, 2022, your shares of our common stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, you are also invited to attend the Annual Meeting and may vote online during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 17, 2022

Our proxy statement for the Annual Meeting, proxy card and our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 are also available free of charge at www.proxyvote.com.

NuZee, Inc.

2022 Annual Meeting of Stockholders

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being furnished to the stockholders of NuZee, Inc., a Nevada corporation (the “Company”, “we”, “us”, or “our”), on or about January 27, 2022, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually, via live webcast at www.virtualshareholdermeeting.com/NUZE2022, on Thursday, March 17, 2022 at 5:00 p.m., Eastern Time, and any adjournment or postponements thereof.

The Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/NUZE2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The cost of soliciting proxies will be borne by the Company. Following the mailing of this proxy statement, the Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations. The Company does not intend to retain a proxy solicitor in connection with the Annual Meeting. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company, upon request, will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

Only holders of record of outstanding shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), at the close of business on January 19, 2022 (the “record date”), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponements thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on the record date. There were 18,204,837 shares of Common Stock outstanding and entitled to vote on January 19, 2022. If you plan to attend the Annual Meeting online, please see the instructions below.

How do I attend, participate in, and ask questions during the virtual Annual Meeting?

The Company will be hosting the Annual Meeting via live webcast only. All stockholders as of the record date may attend the Annual Meeting live online at www.virtualshareholdermeeting.com/NUZE2022. The Annual Meeting will start at 5:00 p.m., Eastern Time, on Thursday, March 17, 2022. Stockholders attending the Annual Meeting virtually will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to enter the Annual Meeting, you will need the control number, which is included on your proxy card if you are a stockholder of record, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/NUZE2022. We recommend that you log in a few minutes before the scheduled start time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

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To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

●	You may submit questions and comments electronically through the meeting portal during the Annual Meeting. If you wish to submit a question during the Annual Meeting, you may do so by logging in to the virtual meeting platform at www.virtualshareholdermeeting.com/NUZE2022 and typing your question into the “Ask a Question” field, and clicking “Submit”.
●	Only stockholders as of the record date for the Annual Meeting and their proxy holders may submit questions at the Annual Meeting.
●	Please direct all questions to the Secretary of the Company.
●	Please include your name and affiliation, if any, when submitting a question or comment.
●	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
●	Questions may be grouped by topic by our management.
●	Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
●	Be respectful of your fellow stockholders and Annual Meeting participants.
●	No audio or video recordings of the Annual Meeting are permitted.

If you encounter any difficulties accessing the virtual Annual Meeting during login or in the course of the meeting, please contact the phone number found on the login page at www.virtualshareholdermeeting.com/NUZE2022.

Who can vote at the Annual Meeting?

Only stockholders of our Common Stock at the close of business on the record date will be entitled to vote at the Annual Meeting. On the record date, there were 18,204,837 shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares of Common Stock were registered directly in your name with our transfer agent, V Stock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote (i) through the internet before or at the Annual Meeting, using the instructions on the proxy card and those posted at www.virtualshareholdermeeting.com/NUZE2022; (ii) by telephone from the United States, using the number on the proxy card; or (iii) by completing and returning the enclosed printed proxy card. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting electronically through the internet, by telephone or by completing and returning the enclosed printed proxy card. To help us keep our costs low in these extraordinary times, please vote through the internet, if possible.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares of Common Stock were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker (or bank or other nominee) regarding how to vote the shares in your account. You may so instruct your broker (or bank or other nominee) through the internet or by telephone as described in the applicable instructions your broker has provided with these proxy materials. You may also vote by completing the voting instruction card your broker provides to you. To help us keep our costs low in these extraordinary times, please vote through the internet, if possible. As a beneficial owner, you are also invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/NUZE2022 by entering the 16-digit control number provided by your broker (or bank or other nominee) and vote your shares of Common Stock online during the Annual Meeting.

Can I revoke my proxy and change my vote?

Any stockholder of record who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company, (ii) executing and delivering a proxy bearing a later date, or (iii) virtually attending the Annual Meeting and voting online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to virtually attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions in advance of the Annual Meeting so that your vote will be counted if you later decide not to virtually attend the Annual Meeting.

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If you are a beneficial owner, you will need to revoke or resubmit your proxy through your broker (or bank or other nominee) and in accordance with its procedures.

What are the recommendations of the Board?

Each of the recommendations of the Board is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote “FOR” the election of the nominees to the Board as more fully described in the section herein titled “Proposal 1;” and the Board recommends a vote “FOR” each of Proposals 2 and 3. If you sign and return your proxy card but do not specify how you want your shares voted, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for a substitute or alternate board nominee for director. In the event that any other matter should properly come before the Annual Meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in accordance with their best judgment.

What constitutes a quorum?

The presence, by virtual attendance or by proxy, of the holders of shares of Common Stock entitled to vote at the Annual Meeting representing a majority of the outstanding votes entitled to be cast is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. For information on broker “non-votes”, see below under “What are the effects of broker non-votes?”

What vote is required to approve each item?

Proposal One — Election of directors. Assuming that a quorum is present, the affirmative votes equal to at least a majority of the votes of Common Stock entitled to vote and present by virtual attendance or represented by proxy at the Annual Meeting are required for the election of directors. Stockholders do not have the right to cumulate their votes for directors.

Proposal Two — Non-binding advisory vote on compensation paid to our named executive officers. The affirmative votes equal to at least a majority of the votes of Common Stock entitled to vote and present by virtual attendance or represented by proxy at the Annual Meeting will be required for approval of the advisory vote of the compensation of our named executive officers. Because this vote is advisory, it will not be binding upon the Board. However, the Board and its compensation committee (the “Compensation Committee”) will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal Three — Ratification of the appointment of the Independent Registered Public Accounting Firm. The affirmative votes equal to at least a majority of the votes of Common Stock entitled to vote and present by virtual attendance or represented by proxy at the Annual Meeting will be required for approval of the ratification of the appointment of MaloneBailey LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022.

Other Matters. For each other matter, the proposal will be approved if affirmative votes equal to at least a majority of the votes of Common Stock entitled to vote and present by virtual attendance or represented by proxy at the Annual Meeting are cast in favor of the action.

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What are the effects of broker non-votes?

A broker “non-vote” generally occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee has not received instructions as to such proposal from the beneficial owner and does not have discretionary powers as to such proposal. If you are a beneficial owner and do not provide your broker or other nominee with instructions on how to vote your street name shares, your broker or nominee will not be permitted to vote them on “non-routine” matters (a broker non-vote).

The Company believes Proposals One and Two are considered non-routine matters under applicable rules. Please note that brokers may not vote your shares on Proposals One and Two in the absence of your specific instructions as to how to vote. If you hold shares in street name, it is therefore particularly important that you instruct your brokers on how you wish to vote your shares so that your vote can be counted. We encourage you to provide instructions to your broker regarding the voting of your shares.

Shares subject to a broker non-vote will not be considered entitled to vote with respect to Proposals One and Two and will not affect their outcome.

The ratification of the appointment of MaloneBailey LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022 (Proposal Three) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Three.

How are abstentions treated?

Abstentions will have the effect of votes against all the Proposals.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Directors and Nominees

The Articles of Incorporation, as amended (the “Articles”), of the Company provide that the Board shall consist of at least one and no more than thirteen directors, comprising only one class of directors, with the exact number being designated from time to time by resolution of the Board. Our Board is elected annually by our stockholders, and each director is elected for a term of one year or until his or her successor has been duly elected and qualified. Our nominees for election include our five current independent directors and the person who serves as our Chairman and Chief Executive Officer. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

The number of members of our Board is currently six (6). The Board has nominated Masateru Higashida, Kevin J. Conner, Tracy Ging, J. Chris Jones, Nobuki Kurita, and David G. Robson, each of whom currently serve on the Board, to stand for re-election as directors at the Annual Meeting. If Ms. Ging and Messrs. Higashida, Conner, Jones, Kurita and Robson are elected, they will each serve a term expiring at the annual meeting of stockholders in 2023, or until their successors are elected and qualified. There are no family relationships among any of our director nominees or executive officers.

Prior to her appointment to the Board in April 2021, Ms. Ging was initially recommended to the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) by Mr. Higashida, our Chairman and Chief Executive Officer. The Nominating and Corporate Governance Committee met with Ms. Ging and reviewed her qualifications and subsequently recommended to the Board that Ms. Ging be appointed to the Board.

The Board has no reason to believe that any of its nominees will refuse or be unable to accept election. However, if any nominee is unable to accept election or if any other unforeseen contingencies should arise, the Board may designate a substitute nominee. If the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE LISTED NOMINEES.

The following table, together with the accompanying text, sets forth certain information with respect to each of our director nominees:

Nominees for Director

Name	Age	Position	Director Since
Masateru Higashida	50	Chief Executive Officer, President, Treasurer, Secretary and Chairman of the Board	2011
Kevin J. Conner	59	Director	2019
Tracy Ging	50	Director	2021
J. Chris Jones	66	Director	2019
Nobuki Kurita	66	Director	2021
David G. Robson	55	Director	2021

MASATERU HIGASHIDA Mr. Higashida has served as our Chief Executive Officer, Secretary, and Treasurer since October 2014, and as Chair of the Board since April 2013. In July 2020, Mr. Higashida was also re-appointed President of the Company. He previously also held the position of President from October 2014 until August 2017, and Chief Financial Officer from August 2014 until February 2019. Mr. Higashida previously founded multiple companies, including a Korea-based investment company and a Singapore-based investment company, and began his career in the financial industry in Nagoya, Japan.

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Mr. Higashida is an employee director. The Board values Mr. Higashida’s extensive experience operating the Company. As the Company’s Chief Executive Officer and President, Mr. Higashida is able to apprise the Board of the operational and financial results as they occur and provide insight into the environment in which the Company operates.

KEVIN J. CONNER Mr. Conner has served on our Board since October 2019. Mr. Conner is currently Managing Director of Conner & Associates, a restructuring and turnaround servicing firm he founded in 1991. Mr. Conner has held senior management and board seats of public and private companies along with being the Chair of the Conner & Associates’ SEC audit practice. Mr. Conner is frequently retained as a qualified expert witness in matters before both Federal and State courts, including both corporate governance and general business matters. Mr. Conner holds an MS in Taxation from Philadelphia University and a BS in Accounting from West Chester University of Pennsylvania along with being licensed to practice as a CPA in the State of New York and the Commonwealth of Pennsylvania.

Mr. Conner’s qualifications for election to the Board include his expertise in public company accounting and regulatory compliance matters.

TRACY GING Ms. Ging has served on our Board since April 2021. Since June 2020, Ms. Ging has served as Chief Marketing Officer of Kum & Go, a convenience store chain with 400 stores across 11 states. Her responsibilities in this position include providing executive leadership for merchandising, business intelligence and analytics, and serving on the senior leadership team responsible for the long-term strategic direction of the business. Prior to joining Kum & Go, Ms. Ging served as Chief Business Officer of S&D Coffee and Tea from 2012 to 2020. Ms. Ging earned a Bachelor of Science from Indiana University and a Master’s Degree in Communication and Organizational Leadership from Gonzaga University. In addition, in December 2021, Ms. Ging completed the General Management Program from The Wharton School of the University of Pennsylvania, where she focused her studies on digital strategies and board governance.

Ms. Ging’s qualifications for election to the Board include her extensive marketing and leadership experience, coupled with her experience in the coffee industry, which provides our Board with a valuable perspective on the business sector in which our Company operates.

J. CHRIS JONES Mr. Jones has served on our Board since October 2019. Mr. Jones currently serves as the Managing Director of Haddington Ventures, LLC, a venture fund manager and advisor Mr. Jones co-founded in 1998, where he focuses on acquisitions, financing and administrative issues of portfolio companies. While at Haddington, Mr. Jones has served on over 12 boards of directors of portfolio companies, including multiple companies that were ultimately acquired by publicly traded companies, such as Lodi Gas Storage, which was sold to Buckeye Partners, and Bear Paw Energy, which was sold to Northern Border Partners. Prior to the formation of Haddington, Mr. Jones served as Vice President and Chief Financial Officer of Tejas Power Corporation (“TPC”), a publicly traded company, from 1985 until his appointment as Senior Vice President and Chief Operating Officer in 1995. He also served as a Director of Market Hub Partners, L.P., TPC’s natural gas storage joint venture with Dayton Power & Light, New Jersey Resources, NIPSCO and Public Service Electric and Gas. Prior to his association with TPC, Mr. Jones served as Secretary/Treasurer, and later Chief Financial Officer of The Fisk Group, Inc., a U.S. and international electrical contracting subsidiary of Amec p.l.c., a publicly traded U.K. company. He was employed with The Fisk Group from 1979 to 1985. Mr. Jones began his professional career with the auditing firm Price Waterhouse in Houston, Texas in 1977. He received his BBA degree in Accounting from the University of Texas at Austin in 1977.

Mr. Jones’ qualifications for election to the Board include his experience both in the operation of public company business and serving on the boards of directors of public companies and his related expertise in corporate governance matters.

NOBUKI KURITA Mr. Kurita has served on our Board since March 2021. Mr. Kurita, who is presently retired, served as President of Sony China Co., Ltd from 2012 to 2016 and as SVP at Sony Corporation (Sony HQ) from 2009 to 2016. While at Sony, Mr. Kurita also served as Chief Executive Officer of Sony Mexico from 1999 to 2003. From September 2017 to March 2020, Mr. Kurita served as President and Chief Operating Officer of Restar Holdings Corporation (formerly known as UKC Holdings Corporation) (“Restar”). Restar, which is listed on the Tokyo Stock Exchange, is engaged in trading of semiconductors and electric devices in Japan and internationally.

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Mr. Kurita’s qualifications for election to the Board include his extensive executive leadership expertise and experience, including serving as a top executive for a publicly traded company in Japan, and his related expertise in marketing, strategic planning, risk management, and technical innovation.

DAVID G. ROBSON Mr. Robson has served on our Board since March 2021. Mr. Robson has over twenty-five years of operational, finance and accounting experience and has held senior positions with both public and private companies in a variety of industries. Since March 2021, Mr. Robson has served as Chief Financial Officer of Nuvve Holding Corp., a publicly traded green energy technology company. Mr. Robson has served on the Board of Directors of Payference, a software business, since February 2020. Mr. Robson served as the Chief Financial Officer and Chief Compliance Officer of Farmer Brothers Co., a publicly traded national distributor of coffee, tea and culinary products from February 2017 to November 2019. His responsibilities included overseeing mergers and acquisitions, investor relations, information technology and finance. Mr. Robson served as the Chief Financial Officer of PIRCH, a curator and retailer of kitchen, bath and outdoor home brands, from September 2014 to September 2016. From January 2012 to September 2014, Mr. Robson was the Chief Financial Officer of U.S. AutoParts, an online provider of auto parts and accessories. Prior to that, he served as the Executive Vice President and Chief Financial Officer of Mervyns LLC, a former discount department store chain, from 2007 to 2011. From 2001 to 2007, he served as the Senior Vice President of Finance and Principal Accounting Officer for Guitar Center, Inc. Mr. Robson began his career with the accounting firm Deloitte & Touche Tohmastu. Mr. Robson graduated with a Bachelor of Science degree in Accounting from the University of Southern California and is a certified public accountant (inactive) in the State of California.

Mr. Robson’s qualifications for election to the Board include his experience as Chief Financial Officer and Chief Compliance Officer of a national distributor of coffee, tea and culinary products as well as his vast operational, finance and accounting experience with both public and private companies in a variety of industries.

Board Diversity Matrix

For the Annual Meeting, the Board has nominated six individuals who bring valuable diversity to the Board. Their collective experience covers a wide range of professional, geographic and industry backgrounds. The table below provides certain highlights of the composition of our directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of January 19, 2022)

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	2	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+			0
Did Not Disclose Demographic Background			1

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Board and Committee Meetings; Attendance

The Company does not have a policy requiring director attendance at its annual meeting of stockholders, but directors are expected to attend. All of our directors observed our last annual meeting remotely, with none of our directors attending in person. During the fiscal year ended September 30, 2021 (“fiscal year 2021”), the Board held twelve meetings, including telephonic meetings. During fiscal year 2021, all directors attended at least 75% of the aggregate of the meetings of the Board and of each of the Board committees on which he or she served at the time.

Director Independence

We require that a majority of our Board be independent in accordance with the rules of the Nasdaq Capital Market. Our Board has undertaken a review of the independence of our directors and considered whether any director has any direct or indirect material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board has affirmatively determined that Ms. Ging and Messrs. Conner, Jones, Kurita and Robson, representing five of our six current directors, and Allen S. Morton, who served as a director until his term ended at the 2021 annual meeting of stockholders held on March 3, 2021 (the “2021 Annual Meeting”), all of whom served on the Board during fiscal year 2021, are “independent directors” as defined under SEC rules and the listing standards of the Nasdaq Capital Market. All of the current members of the Board’s committees are also independent under such standards. The Board acts independently of management and regularly holds independent director sessions of the Board without members of management present. Mr. Higashida is not considered independent due to his service as an executive officer of the Company. In addition, Shanoop Kothari, whose term as a director ended at the 2021 Annual Meeting and who served as our Chief Financial Officer until his resignation in August 2021, was also not considered independent due to his service as an executive officer of the Company.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2021, our Compensation Committee consisted of Ms. Ging and Messrs. Jones, Kurita and Robson. In addition, Mr. Morton, who served as a director until his term ended at the 2021 Annual Meeting, also served on our Compensation Committee for a portion of fiscal year 2021. None of the members of our Compensation Committee is or has been one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Compensation Committee.

Committees of the Board of Directors

Our Board has established an audit committee (the “Audit Committee”), the Compensation Committee and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board.

The current members of the Board and the committees of the Board on which they currently serve are identified in the table below.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Masateru Higashida	—	—	—
Kevin J. Conner	Chairman	—	Member
Tracy Ging	—	Member	Member
J. Chris Jones	Member	Chairman	—
Nobuki Kurita	—	Member	Member
David Robson	Member	Member	Chairman

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Audit Committee

Our Audit Committee is currently composed of Messrs. Conner, Jones and Robson. Mr. Conner serves as the chairperson of our Audit Committee. Our Board has determined that each current member of our Audit Committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC. Our Board has also determined that each of Messrs. Conner and Robson is an “audit committee financial expert” as defined in the rules of the SEC and has the requisite financial sophistication as defined under the listing standards of the Nasdaq Capital Market. During fiscal year 2021, our Audit Committee met two times.

The responsibilities of our Audit Committee include, among other things:

●	selecting and hiring the independent registered public accounting firm to audit our financial statements;
●	overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;
●	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;
●	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;
●	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
●	overseeing our policies on risk assessment and risk management;
●	reviewing and approving related party transactions; and
●	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the rules of the Nasdaq Capital Market. A copy of the charter can be found on the Company’s website at https://mynuzee.com/investor-relations/#corporategovernance.

Compensation Committee

Our Compensation Committee is currently composed of Ms. Ging and Messrs. Jones, Kurita and Robson. Mr. Jones serves as the chairperson of our Compensation Committee. Our Board has determined that each current member of our Compensation Committee meets the requirements for independence under the applicable rules and regulations of the SEC. Each current member of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). During fiscal year 2021, our Compensation Committee met three times.

The purpose of our Compensation Committee is to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board relating to compensation of our executive officers. The responsibilities of our Compensation Committee include, among other things:

●	reviewing and approving compensation of our executive officers and reviewing and recommending to the Board for approval compensation of our directors;
●	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs for service providers, including our executive officers;
●	reviewing, approving and making recommendations to our Board regarding incentive compensation and equity plans; and
●	administering our equity compensation plans.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the rules of the Nasdaq Capital Market. A copy of the charter can be found on the Company’s website at https://mynuzee.com/investor-relations/#corporategovernance.

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The Compensation Committee has the authority, in its sole discretion, to select, appoint and retain outside compensation consultants for advice. The Compensation Committee is directly responsible for the appointment, compensation and oversight of any such consultant, and the Company is responsible for providing appropriate funding for payment of reasonable compensation to any such consultant, as determined by the Compensation Committee. The Compensation Committee also has the authority, in its sole discretion, to retain and obtain the advice and assistance of outside legal counsel and other advisors. In selecting a consultant, outside counsel and other advisors, the Compensation Committee evaluates its independence by considering applicable rules of the Nasdaq Capital Market and any other factors that the Compensation Committee deems relevant to the consultant’s independence from management.

In fiscal year 2021, the Compensation Committee retained Sanli Pastore & Hill, Inc. (“SPH”) as an independent consultant to advise it on executive compensation matters. SPH was engaged directly by and reported directly to our Compensation Committee, and did no other work for the Company. As requested, a representative of SPH communicated with Compensation Committee members outside of meetings. The Compensation Committee considered the applicable rules of the Nasdaq Capital Market and determined that SPH qualified as an independent compensation consultant in accordance with applicable SEC and Nasdaq Capital Market rules. For additional information regarding the role of SPH in determining or recommending the amount or form of executive compensation in fiscal year 2021, see “Executive Compensation — Narrative to Summary Compensation Table.”

In addition, in fiscal year 2021, the Compensation Committee also retained Aon/Radford as an independent consultant to advise it on director compensation matters. Aon/Radford was engaged directly by and reported directly to our Compensation Committee and did no other work for the Company. As requested, a representative of Aon/Radford communicated with Compensation Committee members outside of meetings. The Compensation Committee considered the applicable rules of the Nasdaq Capital Market and determined that Aon/Radford qualified as an independent compensation consultant in accordance with applicable SEC and Nasdaq Capital Market rules.

The Compensation Committee charter does not restrict the Compensation Committee from delegating any of its authority or responsibilities to individual members of the committee or a subcommittee of the Compensation Committee, although the Compensation Committee did not delegate any of its responsibilities during fiscal year 2021.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Ms. Ging and Messrs. Conner, Kurita and Robson. Mr. Robson serves as chairperson of our Nominating and Corporate Governance Committee. Our Board has determined that all current members of our Nominating and Corporate Governance Committee meet the requirements for independence under the applicable rules and regulations of the SEC. During fiscal year 2021, our Nominating and Corporate Governance Committee did not hold any formal meetings but acted by unanimous written consent three times.

The responsibilities of our Nominating and Corporate Governance Committee include, among other things:

●	identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
●	evaluating the performance of our individual directors;
●	considering and making recommendations to our Board regarding the composition of our Board and its committees;
●	considering director nominees recommended by shareholders; and
●	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the rules of the Nasdaq Capital Market. A copy of the charter can be found on the Company’s website at https://mynuzee.com/investor-relations/#corporategovernance.

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The Company has adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”), which set forth, among other things, certain criteria for the Nominating and Corporate Governance Committee to consider in evaluating potential director nominees who have the education, business experience, and current insight necessary to understand the Company’s business and be able to evaluate and oversee the direction and performance of the Company. The Nominating and Corporate Governance Committee is also required to assess whether a director candidate meets all other criteria as may be established by the Board, including functional skills, corporate leadership, diversity, international experience, or other attributes that the Board believes will contribute to the development and expansion of the Board’s knowledge and capabilities. While the Company does not have a formal diversity policy, the Board and the Nominating and Corporate Governance Committee believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition, as multiple and varied points of view contribute to a more effective decision-making process. For additional information regarding the current composition of our Board, see “Board Diversity Matrix.”

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. In making recommendations for Board nominees for election at any annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider any written suggestions received by our Secretary, not less than 90 nor more than 120 days prior to the anniversary of the date that the proxy statement was furnished to our stockholders in connection with the prior year’s annual meeting of stockholders. Suggestions must be mailed to our Secretary at the Company’s principal executive offices. The manner in which director nominee candidates suggested in accordance with this policy are evaluated does not differ from the manner in which candidates recommended by other sources are evaluated.

Board Leadership Structure and Role in Risk Oversight

Mr. Higashida is the chairman of the Board and the Company’s Chief Executive Officer. The Company believes that the Chief Executive Officer is best situated to serve as chairman of the Board because he is the director most familiar with our business and industry and the director most capable of identifying strategic priorities and executing our business strategy. In addition, having a single leader provides clear leadership for the Company. We believe that this leadership structure has served the Company well.

Our Board has overall responsibility for risk oversight. The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

●	The Audit Committee oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks.
●	The Compensation Committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees.
●	The Nominating and Corporate Governance Committee oversees risks related to the Company’s governance structure and processes.

Limitation of Liability of Directors and Officers

Pursuant to Nevada Law, the Articles exclude personal liability for our directors and officers for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director or officer receives an improper personal benefit. This exclusion of liability does not limit any right which a director or officer may have to be indemnified and does not affect any director’s or officer’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors and officers against expenses, judgments, and amounts paid in settlement in connection with any claim against a director or officer if he or she acted in good faith and in a manner he believed to be in our best interests.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes of ownership with the SEC.

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Based solely on a review of the SEC filings made by the Company’s officers and directors or written representations from certain reporting persons, the Company believes that during fiscal year 2021 its officers, directors and beneficial owners of more than ten percent of Common Stock were in compliance except for a single group of three late Forms 4 for Messrs. Conner, Jones and Morton reporting grants of options to acquire shares of Common Stock in November 2020 as compensation for their service as directors of the Company, due to an administrative error on the part of the Company.

Code of Ethics

Our Board has adopted a Code of Business Conduct and Ethics which is applicable to NuZee, Inc. and to all our directors and officers, including our principal executive officer and principal financial officer.

A copy of the Company’s Code of Ethics may be obtained free of charge by making the request to the Company in writing or on the Company’s website at https://mynuzee.com/investor-relations/#corporategovernance.

Derivatives Trading, Hedging, and Pledging Policies

Our Insider Trading Policy provides that, unless advance approval is obtained from the designated Compliance Officer thereunder, none of our executive officers or directors (collectively, “Covered Persons”) may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option, or execute a short sale, or engage in hedging or monetization transactions or similar arrangements with respect to Company securities. These prohibitions apply whether or not such Company securities were acquired through the Company’s equity compensation programs. The objective of this policy is to enhance alignment between the interests of our Covered Persons and those of our stockholders. Company employees who are not executive officers are not subject to the prohibitions described in this paragraph.

Further, our Insider Trading Policy provides that no Covered Person or any Company employee may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these Covered Persons and Company employees may not hold Company securities in a “margin” account, which would allow the Covered Person or Company employee to borrow against their holdings to buy securities.

Stockholder Communications with Directors

Stockholders may communicate their comments or concerns in writing to members of the Board. Any such communication should be addressed to the attention of the Company’s Secretary at the Company’s principal executive offices. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board. Under the procedures established by the Board, upon the Secretary’s receipt of such a communication, the Company’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

Director Compensation

In fiscal year 2021, pursuant to a director compensation policy approved by the Board in November 2020, the Company compensated its non-employee Board members at a rate of $2,000 per month plus an additional $3,000 for each quarterly Board meeting attended. The Company also reimburses Board members for any reasonable out-of-pocket expenses incurred by them in connection with any travel requested by and on behalf of the Company in connection with attendance at board and committee meetings. In addition, directors may in the future receive stock options to purchase shares of Common Stock at the discretion of our Board.

As set forth in the Corporate Governance Guidelines, directors who are also employees of the Company will not be paid for Board membership in addition to their regular employee compensation. Accordingly, Mr. Higashida does not, and Mr. Kothari did not, receive separate compensation for their service as a director of the Company. Their compensation is discussed and summarized in the Summary Compensation Table included in this proxy statement.

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Director Compensation Table

The following table shows for the fiscal year ended September 30, 2021 certain information with respect to the compensation of our non-employee directors who served in fiscal year 2021:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)

Kevin J. Conner(2)(5)	39,000	2,317,476	2,356,476
Tracy Ging(3)(5)	20,260	691,818	712,078
J. Chris Jones(2)(5)	41,420	2,317,476	2,358,896
Nobuki Kurita(4)(5)	18,000	1,164,446	1,182,446
David G. Robson(4)(5)	23,000	1,164,446	1,187,446
Allen S. Morton(2)(6)	19,692	2,317,476	2,337,168

(1)	Amounts listed in this column represent the aggregate fair value of the awards computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718, Compensation-Stock Compensation, or FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options. These amounts do not necessarily correspond to the actual value that the individuals may realize upon exercise.
(2)	On November 4, 2020, each of Messrs. Conner, Jones and Morton was granted options to purchase 228,323 shares of Common Stock at an exercise price of $10.15 per share as equity compensation for their Board service. One half of the options (114,162) were fully vested on the grant date. With respect to Messrs. Conner and Jones, 57,081 options vested on November 4, 2021 and the remainder of the options vest on November 4, 2022 subject to their continued service on the Board.
(3)	On April 22, 2021, in connection with the appointment of Ms. Ging to the Board, Ms. Ging was granted options to purchase 228,323 shares of Common Stock at an exercise price of $3.03. One half of the options (114,162) were fully vested on the grant date. The remainder of the options vest in installments of 57,081 on April 22, 2022 and 57,080 on April 22, 2023.
(4)	On March 18, 2021, in connection with the election of Messrs. Kurita and Robson to the Board, each of Messrs. Kurita and Robson was granted options to purchase 228,323 shares of Common Stock at an exercise price of $5.10 per share. One half of the options (114,162) were fully vested on the grant date. The remainder of the options vest in installments of 57,081 on March 18, 2022 and 57,080 on March 18, 2023.
(5)	As of September 30, 2021, each of Ms. Ging and Messrs. Conner, Jones, Kurita and Robson held options to purchase an aggregate of 228,323 shares of Common Stock, of which options to purchase 114,162 shares were vested.
(6)	Mr. Morton served as a director until his term ended at the 2021 Annual Meeting.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The following table sets forth, as of January 19, 2022, the beneficial ownership of our Common Stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;
●	each of our named executive officers;
●	each of our directors; and
●	all executive officers and directors as a group.

Except as otherwise indicated, all shares are owned directly, and the percentage shown is based on 18,204,837 shares of Common Stock issued and outstanding on January 19, 2022.

Except as otherwise indicated below, information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than five percent (5%) of Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our Common Stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of January 19, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise indicated below, the address of each person listed in the table below is 1401 Capital Avenue, Suite B, Plano, Texas 75074.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned (2)
Directors and Named Executive Officers
Masateru Higashida(1)	5,164,043		27.7%
Patrick Shearer	—		—
Jose Ramirez	—		—
Shanoop Kothari(2)	137,215		*
Kevin J. Conner(3)	171,243		*
Tracy Ging(4)	114,162		*
J. Chris Jones(3)	171,243		*
Nobuki Kurita(3)	171,243		*
David G. Robson(3)	171,243		*
All Executive Officers and Directors as a group (10 persons)(5)	6,633,178		33.9%
All other 5% Stockholders
Entities affiliated with Sabby Management, LLC(6) 10 Mountainview Road, Suite 205 Upper Saddle River, New Jersey 07458	2,523,244	(6)	4.99	%(7)
Katsuyoshi Eguchi(8) 4-1002, Omori, Moriyama-ku Nagoya-Shi, Aichi-ken, Japan 463-0021	913,576		5.0%

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*	Represents less than 1% of our outstanding Common Stock.

(1)	Includes (a) 14,164 shares of Common Stock owned by NuZee Co., Ltd., an entity 100% owned by Mr. Higashida, and (b) options to purchase 405,334 shares of Common Stock that may be exercised within 60 days of January 19, 2022.

(2)	Mr. Kothari’s resignation as Chief Financial Officer became effective on August 16, 2021.

(3)	Includes options to purchase 171,243 shares of Common Stock that may be exercised within 60 days of January 19, 2022.

(4)	Includes options to purchase 114,162 shares of Common Stock that may be exercised within 60 days of January 19, 2022.

(5)	Includes options to purchase 1,367,802 shares of Common Stock that may be exercised within 60 days of January 19, 2022.

(6)	Includes 3,000 shares of Common Stock and, subject to a 4.99% beneficial ownership limitation provision (“Blocker”) described below, 1,670,244 shares of Common Stock issuable upon exercise of the Company’s Series A Warrants, and 850,000 shares of Common Stock issuable upon exercise of the Company’s Series B Warrants. Number of shares based on information reported on Amendment No. 1 to the Schedule 13G/A filed with the SEC on January 4, 2022, reporting beneficial ownership by (a) Sabby Volatility Warrant Master Fund, Ltd., (b) Sabby Management, LLC (“Sabby Management”), and (c) Hal Mintz, and certain additional information known to the Company. As more fully described in the following footnote (7), the Company’s Series A Warrants and Series B Warrants are subject to a 4.99% Blocker. However, the 2,523,244 shares of Common Stock reported in this table for Sabby Management includes the number of shares of Common Stock that would be issuable upon full conversion and exercise of the Company’s Series A Warrants and Series B Warrants and do not give effect to such Blocker.

(7)	Pursuant to the terms of the Company’s Series A Warrants and Series B Warrants, Sabby Management cannot exercise the Series A Warrants and Series B Warrants to the extent Sabby Management would beneficially own, after any such exercise, more than 4.99% of the outstanding shares of our Common Stock (again, the “Blocker”). The 4.99% percentage set forth herein for Sabby Management gives effect to the Blocker.

(8)	Number of shares based on information reported on Schedule 13D filed with the SEC on September 25, 2020, reporting beneficial ownership by (a) Katsuyoshi Eguchi, (b) Eguchi Holdings Co, Ltd. (“Eguchi Holdings”), (c) EGC Co., Ltd. (“EGC”), and (d) Gold Coast LLC (“Gold Coast”). According to the report, (i) Mr. Eguchi has sole voting and dispositive power over 390,712 shares and shared voting and dispositive power over 522,864 shares, (ii) Eguchi Holdings has shared voting and dispositive power over 495,363 shares, (iii) EGC has shared voting and dispositive power over 6,667 shares, and (iv) Gold Coast has shared voting and dispositive power over 20,834 shares. According to the report, Mr. Eguchi is the Chief Executive Officer of Eguchi Holdings, the chairman of the board of directors of EGC, and the sole equity owner of Gold Coast, and, as such, is in the position to determine the investment and voting decisions made by each of Eguchi Holdings, EGC, and Gold Coast.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the director and executive officer compensation arrangements discussed herein in the sections titled “Director Compensation” and “Executive Compensation”, there has not been any transaction or series of transactions since October 1, 2019, nor is there any currently proposed transaction, in which:

●	we have been or are to be a participant;
●	the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of the Company’s total assets at year end for the last two completed fiscal years; and
●	any of our directors, executive officers or, to our knowledge, beneficial owners of 5% or more of our capital stock, or any immediate family member of or person sharing the household with any of these individuals or entities, had or will have a direct or indirect material interest.

Control by Officers and Directors

Our officers and directors and their affiliates beneficially own, in the aggregate, approximately 33.9% of our outstanding Common Stock as of January 19, 2022. As a result, in certain circumstances, these stockholders acting together may be able to determine matters requiring approval of our stockholders, including the election of our directors, or they may delay, defer or prevent a change in control of us. See “Security Ownership of Certain Beneficial Owners and Management” herein.

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PROPOSAL 2 – ADVISORY VOTE APPROVING NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, we are asking our stockholders to approve, in a non-binding advisory vote, the compensation of our named executive officers (our “NEOs”) as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This proposal, commonly known as a “Say on Pay” proposal, gives stockholders the opportunity to provide input – to endorse or not endorse –the compensation of our NEOs. Unless the Board modifies its policy of holding an advisory “Say on Pay” vote on an annual basis, the next advisory Say on Pay” vote will be held at our 2023 annual meeting of stockholders.

We strongly encourage you to carefully review the Executive Compensation discussion and compensation tables and narrative discussions and related material included in this Proposal 2. Thereafter, we request your input on the compensation of our NEOs through your vote on the advisory resolution that follows the Executive Compensation discussion.

EXECUTIVE COMPENSATION

Our NEOs for fiscal year 2021, consisting of our principal executive officer, our next two most highly compensated executive officers, and one additional individual who would have been one of our two most highly compensated executive officers (aside from our principal executive officer) during fiscal year 2021, but for the fact that he was not serving as an executive officer as of September 30, 2021, were:

●	Masateru Higashida, Chief Executive Officer, President, Treasurer, Secretary and Chairman of the Board;

●	Patrick Shearer, Chief Financial Officer;

●	Jose Ramirez, Chief Sales Officer & Chief Supply Chain Officer; and

●	Shanoop Kothari, Former Chief Financial Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation earned by each of our NEOs during the fiscal years ended September 30, 2021 and September 30, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Masateru Higashida	2021	230,000	20,500		—		0	(6)	—		250,500	(6)
Chief Executive Officer, President, Secretary, Treasurer	2020	180,000	88,100	(5)	—		—		—		268,100
Patrick Shearer (2)	2021	57,852	41,000		—		623,999		—		722,851
Chief Financial Officer
Jose Ramirez (3)	2021	85,240	7,200		—		527,400	(7)	—		619,840
Chief Sales Officer & Chief Supply Chain Officer
Shanoop Kothari (4)	2021	229,152	75,000		1,251,402	(8)	—		9,684	(9)	1,565,238
Former Chief Financial Officer	2020	225,000	100,000		—		—		—		325,000

(1)	Amounts listed in this column represent the aggregate fair value of the option awards computed as of the grant date of each option award in accordance with FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options. These amounts do not necessarily correspond to the actual value that the NEOs may realize upon exercise. As further described in footnotes 6 and 7 below, a portion of the option awards granted in fiscal year 2021 are subject to performance-based vesting conditions. The grant date fair value for any performance-based option awards is based on the probable outcome of the performance conditions as of the grant date.

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(2)	Mr. Shearer was appointed Chief Financial Officer on July 2, 2021.

(3)	Mr. Ramirez was appointed Chief Sales Officer & Chief Supply Chain Officer on May 10, 2021.

(4)	Mr. Kothari’s resignation as Chief Financial Officer became effective on August 16, 2021. In connection with Mr. Kothari’s resignation, we entered into a Severance Agreement and General Release with Mr. Kothari on July 2, 2021 (the “Severance Agreement”). For additional information regarding the Severance Agreement, see “—Narrative to Summary Compensation Table—Mr. Kothari.”

(5)	In fiscal year 2021, Mr. Higashida was awarded deferred bonuses totaling $88,100 for his service to the Company in the prior fiscal year ended September 30, 2020.

(6)	On July 2, 2021, Mr. Higashida was granted performance-based options to purchase 896,743 shares of Common Stock, which represents the total number of performance-based options that may be earned, if at all, in the event the performance conditions are fully achieved. The value of these performance-based options as reported in the Summary Compensation Table has been calculated assuming that none of the performance conditions will be met, which the Company believes to be the most probable outcome given that the performance conditions are based on the Company achieving exceedingly superior results relative to the Company’s recent historical results of operations. If the value of these performance-based options were to be calculated assuming that the performance conditions were fully satisfied, the value for these performance-based options would be $2,797,832 and Mr. Higashida’s total compensation as reported in the Summary Compensation Table for fiscal year 2021 would be $3,048,332. For additional information regarding Mr. Higashida’s performance-based options, see “—Narrative to Summary Compensation Table—Mr. Higashida.”

(7)	On May 10, 2021, Mr. Ramirez was granted (i) time-based options to purchase 30,000 shares of Common Stock, and (ii) performance-based options to purchase 150,000 shares of Common Stock, which represents the total number of performance-based options that may be earned, if at all, in the event the performance conditions are fully achieved. For additional information regarding Mr. Ramirez’s options, see “—Narrative to Summary Compensation Table—Mr. Ramirez.”

(8)	This amount represents (i) the grant date fair value of 152,215 restricted shares of Common Stock granted to Mr. Kothari in January 2021, which were approved by the Compensation Committee in consultation with SPH, and (ii) in connection with Mr. Kothari’s resignation, the incremental fair value of 50,737 outstanding restricted shares of Common Stock that were accelerated to vest on August 16, 2021 pursuant to the Severance Agreement, in each case computed in accordance with FASB ASC Topic 718. See the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for additional information regarding the grant date fair value and compensation expense of these restricted shares.

(9)	Pursuant to the Severance Agreement, Mr. Kothari was entitled to reimbursement for premiums paid to continue health, dental and vision insurance pursuant to COBRA until the earlier of December 31, 2021 or the date on which Mr. Kothari became ineligible to participate in such COBRA coverage.

Narrative to Summary Compensation Table

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our executive officers. Our executive officers may receive stock options and restricted stock at the discretion of our Board in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our executive officers, except that stock options or restricted stock may be granted at the discretion of our Board from time to time. Except as described below under “— Executive Employment Agreements,” we have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

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The following paragraphs provide further detail regarding the compensation of our NEOs for fiscal year 2021.

Mr. Higashida

On July 2, 2021, Mr. Higashida was granted performance-based options to purchase 896,743 shares of Common Stock, which represents the total number of performance-based options that may be earned, if at all, in the event the performance conditions are fully achieved, as further described below. Mr. Higashida’s performance-based options will vest, if at all, based on the extent to which the Company achieves certain performance objectives relating to our earnings before income taxes in each of fiscal year 2022, fiscal year 2023 and fiscal year 2024. Pursuant to the award agreement, (i) 179,349 performance-based options shall vest, if at all, in fiscal year 2022, (ii) 269,023 performance-based options shall vest, if at all, in fiscal year 2023, and (iii) 448,371 performance-based options shall vest, if at all, in fiscal year 2024, in each case based upon our achievement of a specified amount of earnings before income taxes in the respective fiscal year. For this purpose, earnings before income taxes means “operating income, minus interest expense and other expense, plus other non-operating income and income (loss) from investment in unconsolidated affiliate(s), before income tax (benefit) expense, all as calculated in accordance with U.S. GAAP.” The performance-based options have an exercise price of $3.12 per share and will expire ten years from the grant date, unless terminated earlier as provided by the award agreement.

On July 2, 2021, the Compensation Committee approved an increase in the annual base salary payable to Mr. Higashida from $180,000 to $300,000, effective as of May 23, 2021.

Mr. Shearer

We entered into an employment agreement with Mr. Shearer, dated as of July 2, 2021, in connection with his appointment as our Chief Financial Officer (the “Shearer Employment Agreement”). For Mr. Shearer’s salary and bonus information pursuant to the Shearer Employment Agreement, see “—Executive Employment Arrangements—Agreement with Mr. Shearer.”

On July 2, 2021, pursuant to the Shearer Employment Agreement, Mr. Shearer was granted time-based options to purchase 200,000 shares of Common Stock. Subject to Mr. Shearer’s continued employment, the options vest as follows: (i) 80,000 options shall vest on July 2, 2022; (ii) 60,000 options shall vest on July 2, 2023; and (iii) 60,000 options shall vest on July 2, 2024. The options have an exercise price of $3.12 per share and will expire ten years from the grant date, unless terminated earlier as provided by the award agreement.

Mr. Ramirez

We entered into an employment agreement with Mr. Ramirez, dated as of May 7, 2021, in connection with his appointment as our Chief Sales Officer & Chief Supply Chain Officer (the “Ramirez Employment Agreement”). For Mr. Ramirez’s salary and bonus information pursuant to the Ramirez Employment Agreement, see “—Executive Employment Arrangements—Agreement with Mr. Ramirez.”

On May 10, 2021, pursuant to the Ramirez Employment Agreement, Mr. Ramirez was granted (i) time-based options to purchase 30,000 shares of Common Stock, which vest as to one third on each anniversary of the grant date, and (ii) performance-based options to purchase 150,000 shares of Common Stock, which represents the total number of performance-based options that may be earned if the performance conditions are fully achieved, as further described below. Pursuant to the award agreement for the performance-based options, (i) 30,000 performance-based options were to vest, if at all, in the period from May 10, 2021 to September 30, 2021, and (ii) a maximum of 40,000 performance-based options shall vest, if at all, in each of fiscal years 2022, 2023 and 2024, in each case based upon our achievement of a specified amount of adjusted gross sales in the respective period or fiscal year, as the case may be. The options have an exercise price of $2.91 per share and will expire ten years from the grant date, unless terminated earlier as provided by the award agreements. For purposes of Mr. Ramirez’s performance-based options, “adjusted gross sales” means the gross sales of products as invoiced by the Company or its affiliates, sub-licensees or its marketing partners to third parties, less deductions for returns (including withdrawals and recalls), rebates or chargebacks, volume discounts granted at the time of invoicing, sales taxes and other taxes directly linked and included in the gross sales amount for the countries concerned in accordance with the Company’s then current standard practices. Following the end of fiscal year 2021, performance-based options to acquire 30,000 shares of Common Stock were forfeited because the performance conditions ($2.5 million in adjusted gross sales) were not satisfied in the applicable performance period from May 10, 2021 to September 30, 2021.

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Mr. Kothari

On June 22, 2021, Mr. Kothari notified us of his resignation as Chief Financial Officer. Mr. Kothari’s resignation became effective on August 16, 2021. In connection with Mr. Kothari’s resignation, we entered into the Severance Agreement with Mr. Kothari on July 2, 2021. Pursuant to the Severance Agreement, Mr. Kothari’s 50,737 outstanding restricted shares of Common Stock were accelerated to vest on August 16, 2021, the date that our Quarterly Report on Form 10-Q was timely filed with the SEC. In addition, pursuant to the Severance Agreement, Mr. Kothari was entitled to reimbursement for premiums paid to continue health, dental and vision insurance pursuant to COBRA until the earlier of December 31, 2021 or the date on which Mr. Kothari became ineligible to participate in such COBRA coverage.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of September 30, 2021:

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Masateru Higashida	07/20/2017	405,334		101,333	(1)			1.68	07/20/2027
	7/2/2021	—		—		896,743	(2)	3.12	7/2/2031
Patrick Shearer	7/2/2021	—		200,000	(3)	—		3.12	7/2/2031
Jose Ramirez	5/10/2021	—		30,000	(4)	—		2.91	5/10/2031
	5/10/2021	—		—		150,000	(5)	2.91	5/10/2031
Shanoop Kothari	4/01/2019	133,333	(6)	—				19.50	11/16/2021	(6)

(1)	The options vest, subject to Mr. Higashida’s continued employment, on July 20, 2022.
(2)	Subject to Mr. Higashida’s continued employment, the performance-based options vest as follows: (i) 179,349 options shall vest, if at all, in fiscal year 2022, (ii) 269,023 options shall vest, if at all, in fiscal year 2023, and (iii) 448,371 options shall vest, if at all, in fiscal year 2024, in each case based upon our achievement of a specified amount of earnings before income taxes in the respective fiscal year. For additional information, see “—Narrative to Summary Compensation Table—Mr. Higashida.”
(3)	Subject to Mr. Shearer’s continued employment, the options vest as follows: (i) 80,000 options shall vest on July 2, 2022; (ii) 60,000 options shall vest on July 2, 2023; and (iii) 60,000 options shall vest on July 2, 2024.
(4)	Subject to Mr. Ramirez’s continued employment, the options vest as to one third on each anniversary of the grant date.
(5)	Subject to Mr. Ramirez’s continued employment, (i) 30,000 performance-based options were to vest in the period from May 10, 2021 to September 30, 2021, and (ii) a maximum of 40,000 performance-based options shall vest, if at all, in each of fiscal years 2022, 2023 and 2024, in each case based upon our achievement of a specified amount of adjusted gross sales in the respective period or fiscal year, as the case may be. Following the end of fiscal year 2021, performance-based options to acquire 30,000 shares of Common Stock were forfeited because the performance conditions were not satisfied in the applicable performance period. For additional information, see “—Narrative to Summary Compensation Table—Mr. Ramirez.”
(6)	Following the end of fiscal year 2021, due to Mr. Kothari’s resignation as Chief Financial Officer, these options expired pursuant to their terms on November 16, 2021, three months after Mr. Kothari’s resignation became effective.

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Executive Employment Arrangements

Agreement with Mr. Higashida

On August 15, 2017, we entered into an Executive Employment Agreement with Mr. Higashida setting forth the terms of his employment. Pursuant to the agreement, Mr. Higashida serves as our Chief Executive Officer, President, Treasurer and Secretary and as a member of the Board.

Pursuant to the agreement, Mr. Higashida is entitled to an annual base salary, currently set at $300,000, and an annual bonus opportunity in an amount determined each year by the Board. The payment of the annual bonus is determined by our Board based upon our achievement of goals and objectives for the relevant year. For Mr. Higashida’s salary and bonus information for fiscal year 2021, see “—Summary Compensation Table.” Mr. Higashida is also eligible to participate in any equity compensation plan of the Company, including the NuZee, Inc. 2013 Stock Incentive Plan (the “2013 Plan”) and the NuZee, Inc. 2019 Stock Incentive Plan (the “2019 Plan”), and to receive future equity awards at the Board’s discretion. For awards outstanding as of September 30, 2021, see “—Outstanding Equity Awards at Fiscal Year-End.” Mr. Higashida also participates in all of our employee benefit programs for which he is eligible and receives reimbursement for his reasonable business expenses, including travel expenses.

Pursuant to his employment agreement with us, if Mr. Higashida resigns for “good reason” or his employment is terminated by us without “cause,” each as defined in the agreement, Mr. Higashida is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) an amount equal to one and one-half times his annual base salary, plus (iii) an amount equal to one and one-half times the amount of bonus he received during the previous calendar year, plus (iv) reimbursement for premiums paid to continue Mr. Higashida’s health, dental and vision insurance pursuant to the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) until the of earlier of 18 months or the date on which Mr. Higashida becomes eligible to participate in a group medical plan sponsored by any other employer. For purposes of Mr. Higashida’s agreement, “good reason” means (a) the material breach by the Company of any of its obligations under the agreement, (b) the change of Mr. Higashida’s office, title or responsibilities, or any action by us resulting in the material diminution of Mr. Higashida’s position, duties or authorities, or (c) the relocation of our principal executive offices or the requirement that Mr. Higashida relocate anywhere outside of San Diego County, California, in each case without Mr. Higashida’s written consent, and “cause” means Mr. Higashida’s (x) gross negligence, gross neglect or willful misconduct in the performance of his duties resulting in a material adverse effect on us, (y) conviction for, deferred adjudication of or plea of no contest to a felony, or (z) material breach of any material provision of the agreement.

Also under the agreement, if within 12 months following a change in control of the Company Mr. Higashida resigns for “good reason” or his employment is terminated by us without “cause,” Mr. Higashida is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) the value of any accrued and unused paid time off, plus (iii) an amount equal to two times the amount of bonus he received during the previous calendar year, plus (iv) reimbursement for premiums paid to continue Mr. Higashida’s health, dental and vision insurance pursuant to COBRA until the of earlier of 18 months or the date on which Mr. Higashida becomes eligible to participate in a group medical plan sponsored by any other employer.

If Mr. Higashida dies during the term of the agreement, Mr. Higashida’s estate is entitled to receive payment equal to (i) Mr. Higashida’s accrued but unpaid salary for the period through the date of his death, plus (ii) the value of any accrued and unused paid time off, plus (iii) a salary continuance for 12 months.

If Mr. Higashida becomes incapable of performing the duties and services required of him under the agreement on a full-time basis due to accident, physical or mental illness, or other circumstance which renders him mentally or physically incapable, we may terminate Mr. Higashida’s employment for such disability. In such event, Mr. Higashida is entitled to receive the same payment as he would if he were terminated without cause as described above.

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Agreement with Mr. Shearer

On July 2, 2021, we entered into the Shearer Employment Agreement with Mr. Shearer in connection with his appointment as our Chief Financial Officer. Pursuant to the Shearer Employment Agreement, Mr. Shearer is entitled to an annual base salary of $250,000 and an annual cash bonus opportunity (“Annual Bonus”), with an annual target bonus opportunity equal to 50% of his base salary (the “Target Bonus”) and an annual maximum bonus opportunity equal to 65% of his base salary, in each case based on the achievement of Company and/or individual performance goals established by the Compensation Committee; provided that, depending on results, Mr. Shearer’s actual bonus may be higher or lower than the Target Bonus at the discretion of the Compensation Committee. For Mr. Shearer’s salary and bonus information for fiscal year 2021, see “—Summary Compensation Table.” Mr. Shearer is also eligible to participate in any equity compensation plan of the Company, including the 2013 Plan and the 2019 Plan, and to receive future equity awards at the Board’s discretion.

Pursuant to the Shearer Employment Agreement, if Mr. Shearer resigns for “good reason” or his employment is terminated by us without “cause,” each as defined in the Shearer Employment Agreement, Mr. Shearer is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) an amount equal to one times his annual base salary as then in effect, plus (iii) an amount equal to one times the amount of the Annual Bonus actually paid to Mr. Shearer for the previous fiscal year, prorated based on the number of days actually worked in the fiscal year in which the effective date of termination occurs, plus (iv) reimbursement for premiums paid to continue Mr. Shearer’s health, dental and vision insurance pursuant to COBRA until the earlier of 18 months or the date on which Mr. Shearer becomes eligible to participate in a group medical plan sponsored by any other employer.

Also under the Shearer Employment Agreement, if within 12 months following a change in control of the Company, as defined in the Shearer Employment Agreement, Mr. Shearer resigns for “good reason” or his employment is terminated by us without “cause,” Mr. Shearer is entitled to receive payment equal to (i) his accrued but unpaid salary for the period through the date of his resignation or termination, plus (ii) an amount equal to one and one half times his annual base salary as then in effect, plus (iii) an amount equal to one and one half times the amount of the Annual Bonus actually paid to Mr. Shearer for the previous fiscal year, prorated based on the number of days actually worked in the fiscal year in which the effective date of termination occurs, plus (iv) reimbursement for premiums paid to continue Mr. Shearer’s health, dental and vision insurance pursuant to COBRA until the earlier of 18 months or the date on which Mr. Shearer becomes eligible to participate in a group medical plan sponsored by any other employer.

Agreement with Mr. Ramirez

On May 7, 2021, we entered into the Ramirez Employment Agreement with Mr. Ramirez in connection with his appointment as our Chief Sales Officer & Chief Supply Chain Officer. Pursuant to the Ramirez Employment Agreement, Mr. Ramirez is entitled to an annual base salary of $225,000 and an annual cash bonus opportunity computed on the basis of 1% of the Company’s adjusted gross sales during the preceding fiscal year. For Mr. Ramirez’s salary and bonus information for fiscal year 2021, see “—Summary Compensation Table.” Mr. Ramirez is also eligible to participate in any equity compensation plan of the Company, including the 2013 Plan and the 2019 Plan, and to receive future equity awards at the Board’s discretion.

Pursuant to the Ramirez Employment Agreement, in the event Mr. Ramirez’s employment is terminated by us, regardless of whether such termination is for “cause” (as defined in the Ramirez Employment Agreement) or otherwise, Mr. Ramirez is entitled to receive his accrued but unpaid salary for the period through the effective date of his termination, plus any appropriate benefits mandated by COBRA. Pursuant to the Ramirez Employment Agreement, if Mr. Ramirez resigns for good reason or otherwise, Mr. Ramirez is entitled to receive his accrued but unpaid salary for the period through the effective date of his resignation.

Equity Compensation Plan Information

Our Board has adopted the 2013 Plan and the 2019 Plan for the purposes of promoting the long-term success of the Company and the creation of stockholder value. Our stockholders have approved the adoption of the 2013 Plan and the 2019 Plan. The 2013 Plan provides for the grant of stock options, restricted share awards, and stock appreciation rights. The 2019 Plan provides for the grant of stock options and restricted shares.

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The following table sets forth information concerning the 2013 Plan and the 2019 Plan as of September 30, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,511,691	$4.73	1,974,090
Equity compensation plans not approved by security holders	—	—	—
Total	4,511,691	$4.73	1,974,090

The Board believes that the compensation of our NEOs is appropriate and recommends a vote “FOR” the following advisory resolution, which will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables, narrative discussion and related matters.”

You may vote “for” or “against” the foregoing resolution, or you may “abstain.” This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and procedures described in this proxy statement.

While the advisory vote is non-binding, the Board and the Compensation Committee will review the results of the vote and take the concerns of our stockholders into account in future determinations concerning our executive compensation program. The Board therefore recommends that you indicate your support for the compensation policies and procedures for our NEOs, as outlined in the above resolution.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN

ADVISORY BASIS, OF THE COMPENSATION OF THE NEOs.

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PROPOSAL 3 – THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022

The Board has appointed MaloneBailey LLP (“MaloneBailey”) as our independent registered certified public accounting firm for the fiscal year ending September 30, 2022 and has further directed that the selection of MaloneBailey be submitted to a vote of stockholders at the Annual Meeting for ratification.

As described below, the stockholder vote is not binding on the Board. If the appointment of MaloneBailey is not ratified, the Board will evaluate the basis for the stockholder vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of MaloneBailey is ratified, the Board may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Representatives of MaloneBailey are expected to virtually attend the Annual Meeting, and will be available to respond to appropriate questions and, if they desire, to make a statement.

Independent Registered Certified Public Accounting Firm Fees and Services

The following table sets forth a summary of the fees paid to MaloneBailey for professional services rendered for the fiscal years ended September 30, 2021 and 2020:

Fee Category	Fiscal Year 2021	Fiscal Year 2020
Audit Fees(1)	$153,500	$119,000
Tax Fees(2)	—	—
Audit-Related Fees(3)	$20,000	$67,590
All Other Fees(4)	—	—
Total Fees	$173,500	$186,590

(1) Audit fees consist of fees billed for professional services rendered for the audit of our Company’s financial statements and review of our interim financial statements included in quarterly reports and services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements.

(2) Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.

(3) Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees”.

(4) All Other Fees consist of the aggregate fees billed in each of the last two fiscal years for the products and services provided by our auditors, other than the products and services included in Audit Fees, Tax Fees, and Audit-Related Fees.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and other services rendered by our independent registered public accounting firm. Our independent registered public accounting firm has not been engaged to perform any non-audit services.

Report of the Audit Committee

The following audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

24

Our Audit Committee is composed of “independent” directors, as determined in accordance with the Nasdaq Capital Market listing standards and Rule 10A-3 of the Exchange Act. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website.

The purpose of the Audit Committee is to assist the oversight of the Board in the integrity of the financial statements of the Company, the Company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of the Company’s independent registered public accountant. The primary responsibilities of the Audit Committee include overseeing the Company’s accounting and financial reporting process and audits of the financial statements of the Company on behalf of the Board.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the fiscal year ended September 30, 2021 (the “Audited Financial Statements”). The Audit Committee has discussed with MaloneBailey, the Company’s independent auditors, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the Audited Financial Statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 for filing with the SEC.

The report has been furnished by the Audit Committee of the Board.

Kevin J. Conner, Chair
J. Chris Jones
David G. Robson

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF

MALONEBAILEY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022.

In the event of a negative stockholder vote on the ratification of MaloneBailey as our independent registered public accounting firm, our Audit Committee will reconsider its selection.

25

STOCKHOLDER PROPOSALS

If any stockholder intends to present a proposal to be considered for inclusion in our proxy materials for the 2023 annual meeting of stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be received by the Company no later than September 29, 2022, unless the date of our 2023 annual meeting is changed by more than 30 days from March 17, 2023, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals must comply with the applicable requirements or conditions established by the SEC and the Company’s bylaws, which requires among other things, certain information to be provided in connection with the submission of stockholder proposals. All proposals must be directed to the Secretary of the Company at 1401 Capital Avenue, Suite B, Plano, Texas 75074. The persons designated as proxies by the Company in connection with the 2023 annual meeting of stockholders will have discretionary voting authority with respect to any stockholder proposal for which the Company does not receive timely notice.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

HOUSEHOLDING

In some cases, only one copy of our proxy statement and Annual Report on Form 10-K for the fiscal year ended September 30, 2021 is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Upon written request, the Company will promptly deliver a separate copy of these documents to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify the Company at the address indicated below if the stockholder wishes to receive separate copies in the future. In addition, stockholders sharing an address who are currently receiving multiple copies may also notify the Company at such address if they wish to receive only a single copy. Direct your written request to NuZee, Inc., 1401 Capital Avenue, Suite B, Plano, Texas 75074; Attention: Investor Relations or by telephone at 760-295-2408.

AVAILABLE INFORMATION

The Company files Annual Reports on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (except for certain exhibits thereto), including our audited financial statements and any financial statement schedules, may be obtained, free of charge, upon written request by any stockholder to: NuZee, Inc., 1401 Capital Avenue, Suite B, Plano, Texas 75074; Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing the Company for its expenses in supplying any exhibit.

26

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NUZE2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 16, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to arrive no later than 11:59 p.m. Eastern Time on March 16, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D64692-P64568

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUZEE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Masateru Higashida	04) Nobuki Kurita
02) Kevin J. Conner	05) David G. Robson
03) J. Chris Jones	06) Tracy Ging

Note: The proxy holder(s) will vote in their discretion on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NUZEE, INC.
2022 ANNUAL MEETING OF STOCKHOLDERS

Thursday, March 17, 2022
5:00 PM Eastern Time

www.virtualshareholdermeeting.com/NUZE2022

D64693-P64568

NUZEE, INC.
2022 Annual Meeting of Stockholders
March 17, 2022 5:00 PM Eastern Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Masateru Higashida and Patrick Shearer, or either of them, as proxies to represent and vote and act upon the following matters in respect of all shares of Common Stock of NuZee, Inc. (the "Company"), which the undersigned will be entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on March 17, 2022 at 5:00 p.m. Eastern Time, via live webcast at www.virtualshareholdermeeting.com/NUZE2022, and at any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed herein. If no direction is given when the duly authorized proxy is returned, such shares shall be voted **"FOR"** the election of the nominees to the board of directors, **"FOR"** the approval, on an advisory basis, of the compensation paid to our named executive officers, and **"FOR"** the ratification of the appointment of MaloneBailey LLP, as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2022.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments of the meeting.

PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE

(Continued and to be signed on Reverse Side)